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                                                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 1, 2000 on the consolidated financial statements of telecom technologies, inc. included in Sonus Networks, Inc.'s Prospectus filed pursuant to Rule 424(b)(1) File No. 333-52682 dated January 12, 2000 and to all references to our Firm included in this registration statement.

                                                 /s/ Arthur Andersen LLP
                                                 ---------------------------
                                                 Arthur Andersen LLP


Boston, Massachusetts
January 18, 2001